Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-4 (No. 333-168254) and Forms S-8 (Nos. 333-92229, 333-138697, 333-168629, 333-168254, 333-176205) of Valeant Pharmaceuticals International, Inc. of our report dated January 17, 2012 relating to the financial statements of Ortho Dermatologics, a division of Janssen Pharmaceuticals, Inc. which appears in this Current Report on Form 8-K of Valeant Pharmaceuticals International, Inc. dated February 17, 2012.

/s/PricewaterhouseCoopers LLP

Florham Park, New Jersey

February 17, 2012